EXHIBIT 99.1
Joint Filing Agreement
     Joint Filing Agreement dated as of June 30, 2006 (“this Agreement”) among Fidelity National Financial, Inc. (“FNF”) and the other signatories hereto (collectively, the “Reporting Persons”).
     Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D with respect to Fidelity National Information Services Inc. is filed on its behalf.
     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
     In witness whereof, this Agreement has been executed by the parties hereto as of the date first written above.

Fidelity National Financial, Inc.
Dated: June 30, 2006	By:	/s/ Todd C. Johnson
		Name:	Todd C. Johnson
		Title:	Senior Vice President and Secretary

Chicago Title Insurance Company
Dated: June 30, 2006	By:	/s/ Todd C. Johnson
		Name:	Todd C. Johnson
		Title:	Senior Vice President and Secretary

Fidelity National Title Insurance Company
Dated: June 30, 2006	By:	/s/ Todd C. Johnson
		Name:	Todd C. Johnson
		Title:	Senior Vice President and Secretary